Exhibit 10.4

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered into as of this ____ day of January 2008, by and between Mirador Consulting, Inc., a Florida corporation, with offices at 5499 N. Federal Hwy, Suite D, Boca Raton, Florida 33487 (“Mirador” or the “Consultant”), and Silvergraph International, Inc. a Nevada corporation, with offices at 11919 Burke Street, Santa Fe Springs, CA  90670 (the “Company”) (together the “Parties”).

WHEREAS, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations;

WHEREAS, the Company deems it to be in its best interest to retain Consultant to render to the Company such services as may be needed; and

WHEREAS, the Parties desire to set forth the terms and conditions under which Consultant shall provide services to the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement

The Agreement shall remain in effect from the date hereof through the expiration of a period of one year from the date hereof (the “Term”), and thereafter may be renewed upon the mutual written consent of the Parties.

Nature of Services to be rendered

During the Term and any renewal thereof, Consultant shall: (a) provide the Company with corporate consulting services on a best efforts basis in connection with corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services; (b) contact the Company’s existing stockholders, responding in a professional manner to their questions and following up as appropriate; and (c) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the “Services”).

It is acknowledged and agreed by the Company that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws.  The Services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects.

Mirador Consulting

Corporate Consultants

Disclosure of Information

Consultant agrees as follows:

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Following receipt of written notice from the Company of a filing in connection with a proposed public offering of the securities of the Company, and until the Company informs the Consultant that such offering has been completed or has terminated, the Consultant shall not engage in any public relations efforts on behalf of the Company without approval of counsel for the Company and counsel for the underwriter(s), if any.

Compensation

During the Term of this Agreement, the Company will pay to the Consultant the sum of One Thousand dollars ($1,000.00) per month until April 31, 2008 and three thousand dollars ($3,000.00) per month thereafter for the remainder of the term of the Agreement.

In addition, upon the signing of this Agreement, the Consultant shall purchase and the Company will issue to the Consultant 1,800,000 shares of the Company’s restricted common stock (otcbb: SVGI) for a total purchase price of five hundred dollars ($500.00) (the “Restricted Stock”) as per the Investment Representation Letter (incorporated by reference into the Agreement and attached as Addendum A); The shares will be delivered to the Consultant as follows; 1,000,000 shares upon signing of the Agreement and 800,000 shares on or before March 31, 2008 provided the proposed merger between [private company] and the Company has been completed.

Finders Agreement.

During the term of this agreement, any transaction (including without limitation, cash, stock, warrants, mergers and acquisitions, public and private offerings) with institutions or individuals (including their agents, principals and affiliates , the accounts and funds which they manage or advise and referrals) (“Introduced Clients”) as listed in Addendum B attached hereto, unless a different arrangement is agreed upon in writing, in advance, on a case-by-case basis, Mirador shall receive a “finders fee” of five (5%) percent of the total amount of the net transaction. Company shall pay Mirador all compensation due to it within five (5) business days after Company has received its funding.  The Company and Consultant shall designate in writing Introduced Client(s) in advance of any transaction by listing said Introduced Client’s name on Addendum B attached hereto.

Representations and Warranties of the Consultant

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

Mirador Consulting

Corporate Consultants

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the “SEC”), the National Association of Securities Dealers, Inc. (the “NASD”), the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant’s execution of this Agreement or the performance of its obligation hereunder.

The Consultant’s purchase of shares pursuant to this Agreement is an investment made for its own account. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company’s.

Duties of the Company

The Company will supply Consultant, on a regular basis and timely basis, with all approved data and information about the Company, its management, its products, and its operations as reasonably requested by Consultant and which the Company can obtain with reasonable effort; and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

The Company’s counsel must, within five (5) business days of receiving written notice from the Consultant, provide an opinion letter to the Consultant and the Transfer Agent for the Company’s Restricted Stock addressing the permissible resale of the Restricted Stock and the M&A Restricted Stock (pursuant to Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”) transferred to the Consultant under this Agreement.

Representations and Warranties of the Company

In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the “1934 Act”) or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein.

The Company has not been sanctioned by the SEC, the NASD or any state securities commissioner or department in connection with any issuance of its securities. All payments required to be made on time and in accordance with the payment terms and conditions set forth herein.

Mirador Consulting

Corporate Consultants

Registration Obligations

At any time following the signing of the Agreement if the Company files a registration statement with the SEC registering an amount of securities equal to at least $500,000 (“Registration Statement”), the Company must provide a ten (10) day prior written notice of the Registration Statement to the Consultant and any subsequent holder of the Restricted Stock and at the written request and direction of the Consultant and/or subsequent holders must provide piggy back registration rights and include the consultant and/or subsequent holders shares in the Registration Statement.

Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, “Securities Laws”) impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company.  Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company, which the Company expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Company, in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law.  Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party’s breach or violation of a Securities Law is caused by the indemnified party’s breach or violation of the Agreement, or any Securities Law.

Expense Reimbursement

Consultant shall be entitled to receive cash reimbursement, and the Company shall provide cash reimbursement, of all reasonable and necessary cash expenses paid by the Consultant on behalf of the Company in performance of its own duties hereunder. Such expenses shall include, without limitation, reasonable expenses for communications, deliveries and travel. In no event, however will the Consultant incur on behalf of the Company any expense without the prior written consent of the Company.

Issuance of Restricted Stock to Consultant

The Restricted Stock shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance Restricted Stock, to be legally valid and irrevocable, including obtaining the prior approval of its Board of Directors.

Mirador Consulting

Corporate Consultants

Indemnification of Consultant by the Company

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company’s securities occurring out of or in connection with the Consultant’s relationship with the Company including, without limitation, reasonable attorney’s fees and other costs arising out of any such claims; provided, however, that the Company will not

Be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

Indemnification of the Company by the Consultant

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant’s gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

Applicable Law

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

Disputes

Any and all conflicts, disputes and disagreements arising out of or in connection with any aspect of the Agreement shall be subject to the jurisdiction of state court, Palm Beach County, Florida. However, if Consultant needs to enforce any registration rights or shareholder rights, Consultant reserves the right to file an injunctive action in a court in Palm Beach County, Florida. In signing this Agreement, the Company waives their right to challenge jurisdiction on this issue.

Entire Understanding/Incorporation of other Documents

The Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

No Assignment or Delegation without Prior Approval

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Mirador Consulting

Corporate Consultants

Survival of Agreement

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor

Consultant agrees to perform its consulting duties hereto as an independent contractor.  Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement.

No Amendment except in Writing

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

Severability of the Agreement

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Termination of the Agreement

The Company may terminate the Agreement, with or without cause, by providing a thirty (30) day written notification to the Consultant. The Agreement will terminate thirty (30) days following the date of receipt of the written notification by the non-terminating party (“Date of Termination”).  In the event of termination of the Agreement by the Company, the Consultant shall be entitled to keep any and all fees, Company stock or other compensation it received from the Company under the Agreement prior to the Date of Termination.

Counterparts and Facsimile Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

No Construction against Drafter

The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof.

Mirador Consulting

Corporate Consultants

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

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Silvergraph International, Inc.	Mirador Consulting, Inc.

By: /s/James R. Simpson	By: /s/Brian S. John
James R. Simpson, CEO	Brian S. John, President

Mirador Consulting

Corporate Consultants

ADDENDUM A -- INVESTMENT REPRESENTATION LETTER

ADDENDUM B -- LIST OF INTRODUCED CLIENTS